UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our current report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2008. We undertake no obligation to publicly update to the forward-looking statements or reflect events or circumstances after the date of this report.

Item 8.01. Other Events.

On June 26, 2008, the Company issued a press release announcing failure to comply with NASD Rule 6530 (the “Eligibility Rule”) as a result of the failure to timely file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008. As a result of the failure to comply with the Eligibility Rule, the Company’s common stock, par value $0.001 per share, was removed from the Over-the-Counter Bulletin Board on June 24, 2008. A copy of the Company's press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Morlex, Inc. dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: June 26, 2008	By:	/s/ Jason J. Kulpa
Name: Jason J. Kulpa
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Morlex, Inc. dated June 26, 2008